Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Christopher Lindop	Chief Financial Officer

INVERNESS MEDICAL INNOVATIONS ANNOUNCES

SECOND QUARTER 2005 RESULTS

WALTHAM, MA…August 3, 2005…Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and marketer of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter and the six months ended June 30, 2005.  Results for the six month period ended June 30, 2005, and all 2004 results provided herein for comparative purposes contain all prior period adjustments which the Company believes are necessary to address the revenue recognition issues disclosed in the Company’s June 28, 2005 press release.  The Audit Committee of the Company’s Board of Directors has completed an independent investigation into these matters which has contributed to management’s calculation of the necessary restatement at $4.2 million in net revenue reversal with a $3.1 million gross margin impact spread over the quarters of 2003 and 2004 and the first quarter of 2005. In addition we have taken an inventory write off of $2.4 million related to excess quantities of raw material and finished goods for product at our Wampole division which is recorded as a cost of sales in the second quarter of 2005.  The Company’s independent registered public accounting firm’s review of the results of the investigation is ongoing.

For the second quarter of 2005, Inverness Medical Innovations reported adjusted cash basis net income of $9.3 million, or $0.38 per diluted share, including the items and charges included in interest and other income (expense) as discussed below, compared to adjusted cash basis net loss of $3.5 million, or $0.18 per share, in the second quarter of 2004.  The net income available to common stockholders prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $3.0 million, or $0.12 per common share, in the second quarter of 2005 compared to a net loss available to common stockholders of $6.7 million, or $0.34 per common share, for the second quarter of 2004.

The Company’s GAAP results for the second quarter of 2005 include amortization of $3.0 million and a $3.5 million charge associated with our previously announced decision to close one of our manufacturing facilities, and its GAAP results for the second quarter of 2004 include amortization of $2.5 million and a $0.3 million write off of deferred debt origination costs and non-cash discounts.  These amounts have been excluded from the adjusted cash basis net loss or income per common share for the respective quarters.

Included in interest and other income (expense), net for the second quarter of 2005 are pre-tax amounts of $17.6 million of income relating to periods prior to 2005 and the value of an option received under licensing arrangements entered into during the quarter, offset by a charge of $2.7 million associated with an arbitration award related to a Nutritional segment commercial dispute arising from a distribution arrangement signed in September 1996.

In the second quarter of 2005, the Company recorded net revenues of $102.3 million compared to net revenues of $89.1 million in the second quarter of 2004. The majority of the revenue increase was due to increased sales in our Consumer Diagnostics business from higher sales of the Company’s Clearblue digital pregnancy test and increased supply to Pfizer of their e.p.t pregnancy test and to increased Professional Diagnostic revenues contributed by Binax, Inc., which we acquired on March 31, 2005.

For the six months ended June 30, 2005, the Company reported an adjusted cash basis net income of $5.8 million, or $0.25 per diluted share, compared to adjusted cash basis net loss of $1.5 million, or $0.08 per share, in the six months ended June 30, 2004.  The net loss available to common stockholders prepared in accordance with accounting principles GAAP was $4.8 million, or $0.22 per common share, for the six months ended June 30, 2005 compared to a net loss available to common stockholders of $10.9 million, or $0.56 per common share, in the six months ended June 30, 2004.

The Company’s GAAP results for the first six months of 2005 include amortization of $5.7 million, a $3.5 million charge associated with our previously announced decision to close one of our manufacturing facilities and a $1.6 million non-recurring charge for a product recall, compared to amortization of $5.0 million, a $3.8 million write off of deferred debt origination costs and non-cash discounts and redemption interest related to redeemable convertible preferred stock of $749,000 in the first six months of 2004.  These amounts have been excluded from the adjusted cash basis net loss or income per common share for the respective periods.

Net revenues for the six months ended June 30, 2005 were $194.5 million compared to net revenues of $180.3 million for the six months ended June 30, 2004.

A detailed reconciliation of the Company’s adjusted cash basis net income or loss, which is a non-GAAP financial measure, to net income or loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.

The Company will host a conference call beginning at 9:00 a.m. (Eastern Time) today, August 3, 2005, to discuss these results as well as other corporate matters.  During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters.  The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-935-2401 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com.  It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=5747&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=5746&folder=webstream using Windows Media.  A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 6310406.  That replay will be available until 12:00 midnight (Eastern Time) on August 6, 2005.  An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.htm) two hours after the end of the call and will be accessible for 12 months.  Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 12 months.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health and cardiology.  The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio.  The Company is headquartered in Waltham, Massachusetts.

Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Six Months Ended June 30, 2005					Six Months Ended June 30, 2004
				Non-GAAP						Non-GAAP
				Adjusted						Adjusted
		Non-GAAP		Cash				Non-GAAP		Cash
	GAAP	Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)

Net revenues	$194,191	$300	(b)	$194,491		$180,251		$—		$180,251
Cost of sales	127,289	(7,604	)(b)(c)(d)	119,685		107,726		(2,781	)(d)	104,945
Gross profit	66,902	7,904		74,806		72,525		2,781		75,306
Gross margin	34%	2635%		38%		40%				42%

Operating expenses:
Research and development	12,592	(1,475	)(c)(d)	11,117		15,415		(251	)(d)	15,164
Selling, general and administrative	65,053	(1,456	)(c)(d)	63,597		53,469		(1,933	)(d)	51,536
Total operating expenses	77,645	(2,931)		74,714		68,884		(2,184)		66,700
Operating income	(10,743)	10,835		92		3,641		4,965		8,606
Interest and other income (expense), net	10,448	—		10,448		(11,835)		3,788	(e)	(8,047)
Income tax provision	4,463	242	(f)	4,705		1,922		167	(f)	2,089
Net (loss) income	$(4,758)	$10,593		$5,835		$(10,116)		$8,586		$(1,530)

Non-cash amortization of discounts and dividends on preferred stock	—			—		(749)		749	(h)	—	(h)
Net (loss) income available to common stockholders - basic and diluted	$(4,758)			$5,835		$(10,865)				$(1,530)

Net (loss) income per common share:
Basic	$(0.22)			$0.26		$(0.56)				$(0.08)
Diluted	$(0.22)			$0.25	(i)	$(0.56	)(g)			$(0.08	)(g)

Weighted average shares - basic	22,040			22,040		19,568				19,568
Weighted average shares - diluted	22,040	1,324	(i)	23,364	(i)	19,568	(g)			19,568	(g)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business.  In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant.  Due to the frequency of their occurence in its business, the Company does not adjust net income for the costs associated with litigation including payments made or received through settlements.  Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner.  It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Product recall charge of $1.6 million in 2005, including $1.3 million charged to cost of sales in the 2005 GAAP results, which constitutes a charge having a significant negative impact on result yet does not occur on a consistent or regular basis in our business.

(c) Restructuring charge of $3.5 million associated with the decision to close a manufacturing facility in 2005 , including $2.9 million charged to cost of sales, $0.4 million charge to research and development and $0.2 million charged to  selling, general and administrative expense in the second quarter of 2005 GAAP results, which constitutes a charge having a significant negative impact on result yet does not occur on a consistent or regular basis in our business.

(d) Amortization expense of $5.7 million and $5.0 million in the 2005 and 2004 GAAP results, respectively, including $3.4 million and $2.8 million charged to cost of sales, $1.1 million and $0.3 million charged to research and development and $1.2 million and $1.9 million charged to selling, general and administrative expense in the respective periods.

(e) Write off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on result yet does not occur on a consistent or regular basis in our business.

(f) Tax effect on adjustments as discussed above in notes (b), (c), (d) and (e).

(g) For 2004, potential diluted shares were not used in the calculation of diluted loss per share under GAAP because inclusion thereof would be antidilutive.

(h) In addition to the non-cash and non-recurring and other charges or income listed above, the diluted net income or loss per common share on an adjusted cash basis excludes amortization of non-cash discounts and redemption interest on preferred stock which are included in net income or loss per common share calculated in accordance with GAAP.  There were no charges for non-cash discounts and redemption interest on preferred stock during the three months ended March 31, 2005.  The charges for non-cash discounts and redemption interest on preferred stock that are excluded above totaled $749,000, or $0.04 per dilutive common share, for the three months ended March 31, 2004.  Because all issued preferred stock have been converted into common stock on January 14, 2004, such shares have been included in basic and diluted weighted average share calculations subsequent to that date.  There will be no amortization of non-cash discounts and redemption interest in future periods, that would reduce net income or increase net loss available to common stockholders.

(i) Included in the weighted average dilutive common shares for the calculation of net income or loss per common share for 2005 are dilutive shares consisting of 1,262,000 common stock equivalent shares from the potential exercise of stock options and warrants and 62,000 shares shares held in escrow.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended June 30, 2005						Three Months Ended June 30, 2004
	GAAP		Non-GAAP Adjustments		Non-GAAP Adjusted Cash Basis (a)		GAAP Restated		Non-GAAP Adjustments		Non-GAAP Adjusted Cash Basis (a)

Net revenues	$102,271		$—		$102,271		$89,143		$—		$89,143
Cost of sales	67,558		(4,680	)(b)(c)	62,878		53,815		(1,326	)(c)	52,489
Gross profit	34,713		4,680		39,393		35,328		1,326		36,654
Gross margin	34%				39%		40%				41%

Operating expenses:
Research and development	5,360		(1,199	)(b)(c)	4,161		7,992		(94	)(c)	7,898
Selling, general and administrative	33,908		(554	)(b)(c)	33,354		27,798		(1,080	)(c)	26,718
Total operating expenses	39,268		(1,753)		37,515		35,790		(1,174)		34,616
Operating income	(4,555)		6,433		1,878		(462)		2,500		2,038
Interest and other income (expense), net	10,549		—		10,549		(4,512)		250	(d)	(4,262)
Income tax provision	2,950		149	(e)	3,099		1,759		(530	)(e)	1,229
Net (loss) income	$3,044		$6,284		$9,328		$(6,733)		$3,280		$(3,453)

Non-cash amortization of discounts and dividends on preferred stock	—				—		—		—		—
Net (loss) income available to common stockholders - basic and diluted	$3,044				$9,328		$(6,733)				$(3,453)

Net (loss) income per common share:
Basic	$0.13				$0.40		$(0.34)				$(0.18)
Diluted	$0.12	(g)			$0.38	(g)	$(0.34	)(f)			$(0.18	)(f)

Weighted average shares - basic	23,127				23,127		19,701				19,701
Weighted average shares - diluted	24,627	(g)			24,627	(g)	19,701	(f)			19,701	(f)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business.  In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant.  Due to the frequency of their occurence in its business, the Company does not adjust net income for the costs associated with litigation including payments made or received through settlements.  Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner.  It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Restructuring charge of $3.5 million associated with the decision to close a manufacturing facility in the second quarter of 2005 , including $2.9 million charged to cost of sales, $0.4 million charge to research and development and $0.2 million charged to  selling, general and administrative expense in the second quarter of 2005 GAAP results, which constitutes a charge having a significant negative impact on result yet does not occur on a consistent or regular basis in our business.

(c) Amortization expense of $3.0 million and $2.5 million in the second quarter of 2005 and 2004 GAAP results, respectively, including $1.7 million and $1.3 million charged to cost of sales, $0.9 million and $0.1 million charged to research and development and $0.4 million and $1.1 million charged to selling, general and administrative expense in the respective quarters.

(d) Write off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on result yet does not occur on a consistent or regular basis in our business.

(e) Tax effect on adjustments as discussed above in notes (b), (c) and (d).

(f) For the three months ended June 30, 2004, potential diluted shares were not used in the calculation of diluted loss per share under GAAP because inclusion thereof would be antidilutive.

(g) Included in the weighted average dilutive common shares for the calculation of net income or loss per common share for the three months ended June 30, 2005 are dilutive shares consisting of 1,396,000 common stock equivalent shares from the potential exercise of stock options and warrants and 104,000 shares of held in escrow.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	June 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,886	$16,756
Accounts receivable, net	51,128	61,347
Inventories	66,029	61,234
Prepaid expenses and other current assets	17,224	12,420
Total current assets	163,267	151,757

PROPERTY, PLANT AND EQUIPMENT, NET	68,034	66,780
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	456,052	339,704
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	29,035	10,028
Total assets	$716,388	$568,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$861	$555
Other current liabilities	101,706	88,587
Total current liabilities	102,567	89,142

LONG-TERM LIABILITIES:
Notes payable, net of current portion	259,612	190,669
Other long-term liabilities	33,947	17,042
Total long-term liabilities	293,559	207,711

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	—
TOTAL STOCKHOLDERS’ EQUITY	320,262	271,416
Total liabilities and stockholders’ equity	$716,388	$568,269